Exhibit 5.1

Rimon P.C.

1050 Connecticut Avenue, NW, Suite 500

Washington, D.C. 20036

July 24, 2026

AEI CapForce II Investment Corp

Duplex Penthouse, Unit A-33A-6

Level 33A, Tower A, UOA Bangsar Tower

No. 5, Bangsar Utama 1 Road,

59000 Kuala Lumpur, Malaysia

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to AEI CapForce II Investment Corp, a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) and the related prospectus in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of up to 11,500,000 units of the Company, including up to 1,500,000 units which may be purchased from the Company upon the exercise of the over-allotment option to purchase additional units set forth in the Underwriting Agreement (as defined below) (collectively, the “Units”). Each Unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share (each, a “Class A Share”), one redeemable warrant entitling the holder to purchase one Class A Share (each a “Warrant”) and one right (each, a “Right”). Each Right entitles the holder to receive one-fifth (1/5) of one Class A Share upon th closing of the Company’s initial business combination.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Units.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a) the Registration Statement;

(b) the form of underwriting agreement to be entered into between the Company and R. F. Lafferty & Co., Inc., filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(c) the form of Specimen Unit certificate, filed as Exhibit 4.1 to the Registration Statement;

(d) the form of Specimen Class A Ordinary Share certificate, filed as Exhibit 4.2 to the Registration Statement;

(e) the form of Specimen Right certificate, filed as Exhibit 4.3 to the Registration Statement;

(f) the form of Rights Agreement to be entered into by and between the Company and Efficiency INC., as rights agent (the “Rights Agent”), pursuant to which the Rights will be issued (the “Rights Agreement”), filed as Exhibit 4.4 to the Registration Statement;

(g) the form of Specimen Warrant certificate, filed as Exhibit 4.5 to the Registration Statement; and

(h) the form of Warrant Agreement to be entered into by and between the Company and Efficiency, INC., as warrant agent (the “Warrant Agent”), pursuant to which the Warrants will be issued (the “Warrant Agreement”), filed as Exhibit 4.6 to the Registration Statement;

The documents listed in clauses (a) through (h) above and the other documents that we have examined in connection therewith are referred to as the “Transaction Documents.”

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us and the accuracy of all statements in certificates of officers of the Company that we reviewed.

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Transaction Documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Units, the Class A Shares, the Warrants and the Rights. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon the foregoing assumptions and assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. The Units, when duly issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by Efficiency INC., as transfer agent, will constitute the valid and binding obligations of the Company.

2. The Class A Shares, when the Units are duly issued, delivered and paid for by the underwriter as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

3. The Rights included in the Units, when the Units are duly issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement and the Rights Agreement, and assuming the due authorization, execution and delivery of the Rights by Efficiency INC., as right agent, will constitute the valid and binding obligations of the Company.

4. The Warrants included in the Units, when the Units are duly issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement and the Warrant Agreement, and assuming the due authorization, execution and delivery of the Warrants by Efficiency INC., as warrant agent, will constitute the valid and binding obligations of the Company.

In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any Units, (i) the Board of Directors of the Company shall have duly established the terms of the Units, the Warrants, the Shares and the Rights included therein and duly authorized the issuance and sale of the Units and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation under the laws of the Cayman Islands; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the Rights Agreement to be entered into in connection with the Rights has been duly authorized, executed and delivered by the Rights Agent and the Company, and is a valid, binding and enforceable agreement of each party thereto; (v) the Warrant Agreement to be entered into in connection with the Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company, and is a valid, binding and enforceable agreement of each party thereto; and (vi) there shall not have occurred any change in law affecting the validity or enforceability of the Units, the Warrants and the Rights included therein.

2 | P A G E

We have also assumed that the (a) terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (I) require no action by or in respect of, or filing with, any governmental body, agency or official and (II) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company, (b)  the Warrant Agreement will be governed by the laws of the State of New York, and (c) the Rights Agreement will be governed by the laws of the State of New York.

Our opinions expressed herein are subject to the following qualifications and exceptions:

a. The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

b. Limitations imposed by general principles of equity upon the availability of equitable remedies, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material.

c. We express no opinion as to the applicability of any regulatory statute, or rule or regulation of any regulatory agency, to the Company or the effect of any such statute, rule or regulation on the opinions expressed herein.

d. We express no opinion as to compliance with applicable antifraud statutes, and rules or regulations of applicable foreign, state and federal laws concerning the issuance or sale of the Units, the Unit Shares, the Warrants and the Rights.

e. Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

f. We express no opinion as to the validity or legally binding effect of (i) the validity, legally binding effect or enforceability of (a) any waiver of immunity, (b) any waiver of a right to trial by jury, (c) any waiver of inconvenient forum set forth in the Rights Agreement, the Warrant Agreement, the Rights and the Warrants or (d) any provisions relating to partial unenforceability contained in the Rights Agreement, the Warrant Agreement, the Rights or the Warrants; (ii) (a) whether a federal or state court outside New York would give effect to any choice of law provided for in the Rights Agreement, the Warrant Agreement, the Warrants or the Rights, or (b) any provisions of the Rights Agreement, the Warrant Agreement, the Warrant and the Rights that relate to the subject matter jurisdiction of the federal or state courts of a particular jurisdiction to adjudicate any controversy related to the Rights Agreement, the Warrant Agreement, the Rights and the Warrants or the transactions contemplated thereby; (iii) Section 4.5 of the Warrant Agreement or any related provision in the Warrants that requires or relates to adjustments to the conversion rate in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture, or (iv) Section 4.5 of the Rights Agreement or any related provision in the Rights that requires or relates to adjustments to the conversion rate in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the 462(b) Registration Statement and to the reference of our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Rimon P.C.
RIMON P.C.

Very truly yours,

/s/ Baker & McKenzie LLP

3 | P A G E